EXHIBIT 99.2

Firstbank Corporation 401(k) Plan

Performance Table*

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013

Vanguard Total Bond Market Index Fund	$1,060.40	$1,129.75	$1,216.51	$1,267.00	$1,239.76
	6.04%	6.54%	7.68%	4.15%	(2.15)%

Vanguard 500 Index Fund	$1,266.10	$1,456.65	$1,486.95	$1,724.41	$2,281.74
	26.61%	15.05%	2.08%	15.97%	32.32%

T. Rowe Price Personal Income Fund	$1,254.70	$1,401.25	$1,413.72	$1,590.86	$1,780.97
	25.47%	11.68%	0.89%	12.53%	11.95%

T. Rowe Price Retirement 2010	$1,279.50	$1,442.00	$1,449.78	$1,630.14	$1,824.61
	27.95%	12.70%	0.54%	12.44%	11.93%

T. Rowe Price Retirement 2015	$1,313.50	$1,494.63	$1,489.85	$1,695.60	$1,952.99
	31.35%	13.79%	(0.32)%	13.81%	15.18%

T. Rowe Price Retirement 2020	$1,341.90	$1,539.70	$1,521.22	$1,749.55	$2,065.35
	34.19%	14.74%	(1.20)%	15.01%	18.05%

T. Rowe Price Retirement 2030	$1,379.90	$1,600.82	$1,557.60	$1,819.59	$2,239.73
	37.99%	16.01%	(2.70)%	16.82%	23.09%

T. Rowe Price Retirement 2040	$1,390.70	$1,620.30	$1,563.76	$1,838.20	$2,314.84
	39.07%	16.51%	(3.49)%	17.55%	25.93%

T. Rowe Price Retirement Income	$1,220.70	$1,343.99	$1,363.21	$1,500.21	$1,637.48
	22.07%	10.10%	1.43%	10.05%	9.15%

Vanguard Mid Cap Index Fund	$1,404.30	$1,764.08	$1,728.98	$2,005.96	$2,711.05
	40.43%	25.62%	(1.99)%	16.02%	35.15%

Prudential Jennison Small Company Fund	$1,369.50	$1,721.87	$1,694.49	$1,922.74	$2,588.01
	36.95%	25.73%	(1.59)%	13.47%	34.60%

Vanguard Small Cap Index Fund	$1,363.40	$1,743.11	$1,696.39	$2,005.98	$2,764.04
	36.34	27.85%	(2.68)%	18.25%	37.79%

Franklin Small Cap Value Fund	$1,318.80	$1,679.89	$1,623.44	$1,927.03	$2,603.80
	31.88%	27.38%	(3.36)%	18.70%	35.12%

T Rowe Price Retirement 2045	$1,391.0	$1,619.68	$1,563.48	$1,838.96	$2,315.81
(since inception)	39.10%	16.44%	(3.47)%	17.62%	25.93%

T Rowe Price Retirement 2050	$1,389.20	$1,617.17	$1,562.83	$1,837.11	$2,312.92
(since inception)	38.92%	16.41%	(3.36)%	17.55%	25.90%

Vanguard Short Term Treasury	$1,015.40	$1,043.43	$1,068.05	$1,076.49	$1,076.49
	1.54%	2.76%	2.36%	0.79%	0.00%

Fidelity Advisor New Insights Fund	$1,293.70	$1,505.09	$1,494.10	$1,734.80	$2,302.43
	29.37%	16.34%	(0.73)%	16.11%	32.72%

EXHIBIT 99.2

Firstbank Corporation 401(k) Plan

Performance Table*

(continued)

	VALUE	VALUE	VALUE	VALUE	VALUE
	AS OF	AS OF	AS OF	AS OF	AS OF
FUND	12/31/2009	12/31/2010	12/31/2011	12/31/2012	12/31/2013

T. Rowe Price Mid Cap Growth Fund	$1,454.40	$1,862.50	$1,839.97	$2,095.91	$2,869.09
	45.44%	28.06%	(1.21)%	13.91%	36.89%

Goldman Sachs Mid Cap Value Fund	$1,331.90	$1,662.88	$1,558.78	$1,847.78	$2,456.99
	33.19%	24.85%	(6.26)%	18.54%	32.97%

Vanguard Short Term Investment Grade Fund	$1,141.60	$1,202.33	$1,226.62	$1,283.41	$1,297.15
	14.16%	5.32%	2.02%	4.63%	1.07%

Vanguard Intermediate Term Treasury Fund	$984.30	$1,057.93	$1,162.66	$1,197.98	$1,159.25
	(1.57)%	7.48%	9.90%	2.78%	(2.99)%

Blackrock Equity Dividend Fund	$1,221.80	$1,383.81	$1,465.73	$1,644.26	$2,049.90
	22.18%	13.26%	5.92%	12.18%	24.67%

Manning & Napier World Opportunities Fund	$1,391.20	$1,519.61	$1,274.34	$1,514.05	$1,798.54
	39.12%	9.23%	(16.14)%	18.81%	18.79%

Vanguard Total International Stock Index	$1,367.30	$1,518.52	$1,298.03	$1,534.41	$1,766.71
	36.73%	11.06%	(14.52)%	18.21%	15.14%

Mathews Pacific Tiger Fund	$1,753.70	$2,144.78	$1,900.06	$2,299.07	$2,382.52
	75.37%	22.30%	(11.41)%	21.00%	3.63%

Delaware Emerging Markets Fund	$1,786.20	$2,122.90	$1,684.31	$1,965.92	$2,240.96
	78.62%	18.85%	(20.66)%	16.72%	13.99%

Northern Institutional Treasury Portfolio Fund	$1,001.10	$1,001.80	$1,002.00	$1,002.20	$1,002.30
	0.11%	0.07%	0.02%	0.02%	0.01%

Firstbank Stock Fund	$1,111.50	$784.39	$691.59	$1,484.78	$2,726.80
	11.15%	(29.43)%	(11.83)%	114.69%	83.65%

*All assume an initial investment on 1/01/2009, or inception date of the fund, of $1,000.00.